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                                                                    EXHIBIT 4.10
                                                                       EXHIBIT A

                          FORM OF SENIOR SECURED NOTE
                          [FACE OF NOTE CERTIFICATE]

                       __% SENIOR SECURED NOTES DUE 2003

                             CASINO AMERICA, INC.

                                                      _______________________
                              CUSIP _____________

                         $300,000,000 PRINCIPAL AMOUNT

No. ___

THIS CERTIFIES THAT _____________________________________________ (the "Holder")
is the owner of Notes in the aggregate principal amount specified above.

     This Note Certificate represents the foregoing principal amount of Senior Secured Notes Due 2002 (the "Notes") of Casino America, Inc. a Delaware corporation (including any successor under the Indenture hereinafter referred to, the "Company").

     The Company, as obligor, promises to pay to the Holder or registered assigns, the principal sum of $______________ on August ___, 2003.

Interest Payment Dates: February ___ and August ___ (each an "Interest Payment Date.).

Record Dates:  ______________ and _______________(whether or not a Business
Day)(each a "Regular Record Date").

     Reference is hereby made to the further provisions of this Note Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: August ___, 1996

                                       CASINO AMERICA, INC.

                                       By:
                                          ------------------------------
                                       Name:
                                       Title:


                                       By:
                                          ------------------------------
                                       Name:
                                       Title

Trustee's Certificate of Authentication:

This is one of the Notes referred to in the within-named Indenture.

Fleet National Bank, as Trustee

By:
   ----------------------------------------
             Authorized Signatory

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                             [BACK OF CERTIFICATE]

          1. ___% SENIOR SECURED NOTE DUE 2003. This Note is one of a duly authorized issue of securities of Casino America, Inc. (the "Company") designated as its ___% Senior Secured Notes due 2003 (herein called the "Notes"), limited in aggregate principal amount to $300 million, which have been issued under the Indenture (as defined below). Capitalized terms not defined herein have the meaning given to them in the Indenture.

          2. INTEREST. The Company promises to pay interest on the principal amount of the Notes represented by this Note Certificate at the rate per annum shown above. The Company shall pay interest semiannually on each Interest Payment Date to the holders of record (each a "Holder") of Outstanding Notes on the immediately preceding Regular Record Date. Interest on the Notes represented by this Note Certificate will accrue from the most recent date to which interest has been paid or, if no interest has been paid on such Notes, from the first date on which the Notes represented by this Note Certificate was originally issued. Interest will be computed on the basis of a 360-day year of twelve 30-day months. To the extent lawful, the Company shall pay interest on overdue installments of interest at the rate borne by the Notes.

          3. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except Defaulted Interest, which shall be payable as specified in the Indenture) to Holders of Notes at the close of business on the Regular Record Date for the Interest Payment Date even if Notes are canceled after the Regular Record Date and on or before the Interest Payment Date. If the Company and a Holder shall so agree, Holders shall not be required to surrender the Notes to collect principal payments and premium payments, if any. The Company shall pay principal, premium or any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

          4. GUARANTEES. The payment of the Notes represented by this Note Certificate is guaranteed pursuant to the Subsidiary Guarantees by the Subsidiary Guarantors. The Subsidiary Guarantees are guaranteed pursuant to the Company Guarantee by the Company.

          5. PAYING AGENT AND REGISTRAR. Payment of the principal of (and premium, if any, on) and interest on the Notes will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register or (ii) by transfer to an account maintained by the payee located in the United States. The Trustee will act as Paying Agent and Registrar.

          6. INDENTURE. The Company issued the Notes under an Indenture dated as of December 19, 1995 (the "Indenture"), by and among the Company, as Issuer, Riverboat Corporation of Mississippi, Riverboat Corporation of Mississippi-Vicksburg, Riverboat Services Incorporated, CSNO, Inc., Louisiana Riverboat Gaming Partnership, St. Charles Gaming Company, Inc., LRG Hotels, L.L.C., Grand Palais Riverboat, Inc., LRGP Holdings, Inc., P.P.I.,

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Inc., ASMI Management Inc. and Isle of Capri Casino Colorado, Inc., as
Subsidiary Guarantors, and Fleet National Bank, as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture (and all indentures supplemental thereto) and such Act for a statement of such terms.

     7. OPTIONAL REDEMPTION. The Company may redeem all the Notes at any time or some of them from time to time after August ___, 2000 at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning on August ___ of the years indicated below:

                     YEAR                    REDEMPTION PRICE
                    ------                   ----------------
                     2000   ...............       ______%
                     2001   ...............       ______%
                     2002   ...............       100.00%

          In the event that the Company consummates a Qualified Public Equity Offering on or before August __, 1999, the Company may redeem up to $100 million in principal amount of the Outstanding Notes at a redemption price of ____% of the principal amount of the Notes so redeemed plus accrued and unpaid interest to the redemption date, provided that, after any such redemption, at least $200 million in principal amount of the Notes remains Outstanding.

          The Company may redeem (a "Regulatory Redemption") the Notes of any Holder if any Gaming Authority notifies a Holder or a beneficial owner of such Holder's Notes that it must be licensed, qualified or found suitable under any applicable Gaming Law and such Person fails to apply for or is denied a license, qualification or finding of suitability. Such Regulatory Redemption will take place within 30 days of such Holder's receipt of notice of the Company's election to redeem the Notes or on such earlier date as may be ordered by such Gaming Authority at a price of the lesser of (a) 100% of the principal amount thereof, (b) the price at which such Holder acquired the Notes and (c) the Current Market Value of the Notes, together with, in each case, plus accrued and unpaid interest, if any, to the earlier of the redemption date and the date of denial of such license, qualification or finding of unsuitability.

          8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days (or, in the case of a Regulatory Redemption, up to 30 days) before the redemption date to each Holder of Notes to be redeemed at such Holder's registered address. On and after the redemption date (or possibly earlier in the case of a Regulatory Redemption), interest shall cease to accrue on the Notes or portions thereof called for redemption.

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          Interest installments whose Interest Payment Date is on or prior to the redemption date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof.

          9. REPURCHASE OFFERS. Upon the occurrence of a Change of Control, the Company shall be obligated to offer to repurchase this Note at a purchase price (payable in cash) in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest.

          At each such time as the amount of Excess Sale/Loss Proceeds aggregates $10 million, the Company shall make an Excess Sale/Loss Proceeds Offer to repurchase, from all Holders, Notes up to a maximum principal amount (expressed as a multiple of $1,000) equal to such Excess Sale/Loss Proceeds, less the accrued and unpaid interest on such Notes, at a purchase price (payable in cash) in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to the repurchase date.

          At each such time as the amount of Excess Louisiana Cash aggregates $10 million, the Company shall make an Excess Louisiana Cash Offer to repurchase, from all Holders, Notes up to a maximum principal amount (expressed as a multiple of $1,000) of Notes equal to such Excess Louisiana Cash less the accrued and unpaid interest on such Notes, at a purchase price (payable in cash) in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to the repurchase date.

          10. SELECTIONS OF NOTES REDEEMED OR REPURCHASED IN PART. Except in the case of a Regulatory Redemption, if less than all of the Outstanding Notes are to be redeemed or repurchased, the particular Notes or portions thereof to be redeemed shall be determined on a pro rata basis, by lot or by any other method determined by the Trustee to be fair and appropriate, subject to compliance with the requirements of any securities exchange or trading system on which the Notes are then listed or approved for trading. In the event of redemption or repurchase of this Note in part only, a new Note or Notes for the portion not redeemed or repurchased hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          11. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. As a condition to transfer, the Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption in whole or in part, or with respect to which a Repurchase Notice has been given. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption or Repurchase Offer with respect to such Notes. Prior to the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

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          12.  PERSONS DEEMED OWNERS. The registered holder of a Note may be treated as its owner for the purpose of receiving payment and, subject to the exception set forth under the caption "Method of Payment" above, interest and for all other purposes.

          13. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount of the Outstanding Notes, and any existing default may be waived with the consent of the Holders of a majority in principal amount of the Outstanding Notes. Without the consent of any Holder of the Notes, the Indenture or the Notes may be amended to make changes that do not adversely affect the rights of any Holder, including but not limited to changes to add to the covenants of the Company and the Subsidiary Guarantors for the benefit of the Holders or to surrender any right or power conferred upon Company or a Subsidiary Guarantor, to cure any ambiguity, or inconsistency, to add additional Events of Default, to appoint a successor Trustee, to establish or maintain the existence and priority of the Lien on the Collateral or add to such Collateral, to add a Subsidiary Guarantor and to release a Subsidiary Guarantor under certain circumstances, or to comply with any requirement to effect the qualification of the Indenture under the Trust Indenture Act or any registration or qualification of the Notes under securities laws.

          14. DEFAULTS AND REMEDIES. If an Event of Default as set forth in the Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnification satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, or premium (if any) or interest (or in the payment of any Note repurchase price) if it determines that withholding notice is in their interests. The Company must furnish quarterly and annual compliance certificates to the Trustee.

          15. DEFEASANCE AND COVENANT DEFEASANCE. The Indenture contains provisions for the defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

          16. TRUSTEE DEALINGS WITH THE COMPANY. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other

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transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days or resign.

          15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, stockholder or incorporator, as such, of any Person party to the Indenture, the Notes, the Subsidiary Guarantees or the Collateral Documents shall not have any liability for any obligations of such Person under such documents or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the Notes.

          16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee.

          17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UIGIMIA (= Uniform Gifts to Minors Act).

          18. COLLATERAL DOCUMENTS AND COLLATERAL. Substantially contemporaneously with the initial issuance of the Notes, the Trustee, in its capacity as Collateral Agent, will enter into or accept the Collateral Documents listed on Schedule 1201 to the Indenture and accept delivery of the Collateral specified therein. By acceptance of its Notes, each Holder agrees to all terms and provisions of such Collateral Documents from time to time entered into pursuant to (and as amended from time to time pursuant to) the provisions of the Indenture. As among Holders, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any Holder over any other Holder by reason of differences in time of issuance of the Notes held by such Holders, sale or otherwise, as security for the Secured Obligations of the Company and the Subsidiary Guarantors.

          The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Note in larger type. Requests may be made to:

                              Casino America, Inc.
                              711 Washington Loop
                           Biloxi, Mississippi 39530
                           Attn: [Rexford A. Yeisley]

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:
- ---------------------------------------
/                                     /
- ---------------------------------------
(Insert assignee's social security or tax identification number.)


_______________________________________


_______________________________________


_______________________________________


_______________________________________


(Print or type assignee's name,
address and zip code)

and irrevocably appoint:


_______________________________________


agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.


Date: _________________________________


Signed: _______________________________


(Sign exactly as your name appears on
the face of this Note)


Signature Guarantee:


_______________________________________


NOTICE: The signature must be guaranteed by an eligible guarantor institution
(banks, stockbrokers, savings and loan
associations and credit unions with
membership in an approved signature
guarantee medallion program), pursuant
to Rule 17Ad-15 promulgated under the
Securities Exchange Act of 1934,
as amended.
                                      -8-